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                                                             Exhibit 10.8



                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.


January 21, 1997


Harvey Goldman
Chairman, President and Chief Executive Officer


                      AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Mr. Goldman:

    Reference is made to (i) the Amended and Restated Employment Agreement (the "Employment Agreement") dated as of June 9, 1994 between Conversion Technologies International, Inc. ("Conversion") and you and (ii) the Agreement and Plan of Reorganization dated as of November 18, 1996 (the "Merger Agreement"), among Conversion, CTI ACQSUB-II, Inc. and Octagon, Inc.

    1. This is to confirm that the undersigned hereby agree to amend Section 1(a) of the Employment Agreement to reflect that, effective upon consummation of the merger (the "Merger") contemplated by the Merger Agreement, you will continue to serve as an employee of Conversion but you will cease to serve as the President and Chief Executive Officer of Conversion. Section 1(a) is further amended by replacing the duties indicated therein with such duties as shall be directed by the Board of Directors, agreed to primarily encompass corporate development activities, such as project development, mergers, acquisitions, joint ventures, strategic partnerships, fund raising, investor relations, and activities related to market development for the Company's products. You will also serve as an industry representative for Conversion in dealing with the EPA, computer manufacturers, electronic recyclers and others.
Section 1(a) is further amended by indicating that you will continue to serve as a Director of Conversion and as Chairman of the Board, and as a member of the Executive Committee of the Board of Directors, until the earlier of your resignation or removal from such positions in accordance with Conversion's by-laws and applicable law; provided, however, that if for any reason you are removed as Chairman, you will retain the title of Vice-Chairman during the term of the Employment Agreement.

    2. You acknowledge that the amendments effected hereby shall not constitute a "Termination" for purposes of Section 6 of the Employment Agreement.

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    3.  This amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

    4. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

    Please acknowledge your agreement with the foregoing by executing this amendment where indicated below.

Sincerely,

CONVERSION TECHNOLOGIES
INTERNATIONAL, INC.


By: /s/ Perry A. Pappas
    -------------------------
    Perry A. Pappas
    Vice President and General Counsel



ACKNOWLEDGED AND AGREED TO BY:


    /s/ Harvey Goldman
    -------------------------
    Harvey Goldman